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EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

         The computation of the weighted average number of shares for the Company is comprised of the following:

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                                                                      Three Months Ended             Six Months Ended
                                                       Number              June 30,                      June 30,
                                                               -------------------------------------------------------------
                                   Date              of Shares       1998             1997         1998              1997
                              ----------------------------------------------------------------------------------------------
Balance carried forward          01-Jan-96           4,375,000     4,375,000       4,375,000     4,375,000        4,375,000

Stock issued                     01-Apr-97           3,350,000     3,350,000       3,350,000     3,350,000        1,675,000
                                 22-Jul-97               5,000         5,000                         5,000
                                 13-Nov-97             146,949       146,949                       146,949
                                 19-Jun-98             198,255        23,965                        12,049

Conversion of
Series A Preferred                                   1,875,000     1,875,000       1,875,000     1,875,000        1,875,000

Less Treasury Stock              07-Jul-97            (50,000)      (50,000)                      (50,000)

Less escrow shares                                   (498,285)     (498,285)       (498,285)     (498,285)        (498,285)
                                                               -------------------------------------------------------------

Total                                                              9,227,629       9,101,715     9,215,713        7,426,715
                                                               =============================================================
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